EXHIBIT 4.54(C)

JACOBS ENTERTAINMENT, INC

240 Main Street
Black Hawk, Colorado 80422

February 28, 2006

Wells Fargo Bank, National Association

Corporate Trust Services

213 Court Street - Suite 703

Middletown, CT 06457

Ladies and Gentlemen:

Reference is made to that certain security agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of February 8, 2002, among Gameco, Inc. (renamed Jacobs Entertainment, Inc., the “Issuer”), each of the Guarantors listed on the signature pages thereto or from time to time party thereto by execution of a joinder agreement, and Wells Fargo Bank, National Association, as Trustee (in such capacity and together with any successors in such capacity, the “Trustee”).

This letter supplements the Security Agreement and is delivered by the undersigned, JALOU OF LAROSE, LLC, a Louisiana limited liability company, and FUEL STOP 36, INC., a Louisiana corporation (collectively, the “New Pledgors” and each individually is a “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. Each of the New Pledgors, jointly and severally, hereby agrees to be bound as a Guarantor and as a Pledgor by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the execution date of the Security Agreement and without limiting the generality of the foregoing, hereby grants and pledges to the Trustee, for its benefit and for the benefit of the Secured Parties, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a Lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. Each New Pledgor, individually, hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement.

Each New Pledgor, individually, represents, warrants and agrees that in connection with its obligations under Section 3.4(b) of the Security Agreement, with respect to each Deposit Account described on Schedule 3.4(b) annexed hereto, each New Pledgor shall, within thirty (30) days after the date hereof, either (1) enter into a control agreement with the applicable depositary which form shall be in form and substance reasonably acceptable to the Trustee and shall perfect the Trustee’s security interest in such Deposit Account by control or (2) close such Deposit Account.

Attached hereto are supplements to each of the schedules to the Security Agreement with respect to the New Pledgors. Such supplements shall be deemed to be part of the Security Agreement.

This agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each New Pledgor has caused this letter agreement to be executed and delivered by its duly authorized officer as of the date first above written.

JALOU OF LAROSE, LLC

			By:	/s/ Stan W. Guidroz
			Name:	Stan W. Guidroz
			Title:	President and Manager

FUEL STOP 36, INC.

			By:	/s/ Stan W. Guidroz
			Name:	Stan W. Guidroz
			Title:	President

AGREED TO AND ACCEPTED:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:
	Name:	Joseph P. O’Donnell
	Title:	Vice President

SCHEDULE 1.1(a)

Initial Pledged Interests

Pledgor:  JALOU OF LAROSE, LLC

ISSUER	TYPE OF INTEREST	CERTIFICATE NO(S).	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
Jalou of Larose, LLC	Membership Interest Units	1	100%

SCHEDULE 1.1(b)

Initial Pledged Shares

Pledgor:  FUEL STOP 36, INC.

ISSUER	TYPE OF INTEREST	CERTIFICATE NO(S).	PERCENTAGE OF ALL ISSUED CAPITAL OR OTHER EQUITY INTERESTS OF ISSUER
Fuel Stop 36, Inc.	Common Stock	5	100%

SCHEDULE 1.1(c)

Initial Intercompany Notes and Supporting Obligations

Pledgor:  Jalou of Larose, LLC

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE
NONE

Pledgor:  Fuel Stop 36, Inc.

ISSUER	PRINCIPAL AMOUNT	DATE OF ISSUANCE	INTEREST RATE	MATURITY DATE
NONE

SCHEDULE 1.1(d)

Prior Liens

Pledgor:  Jalou of Larose, LLC

DEBTOR	JURISDICTION(s)	SECURED PARTY	FILE NUMBER/DATE	COLLATERAL

NONE – excepting only those permitted “Prior Liens” as set forth in that certain mortgage, dated as of even date herewith, granted by Jalou of Larose, LLC in favor of the Trustee.

Pledgor:  Fuel Stop 36, Inc.

DEBTOR	JURISDICTION(s)	SECURED PARTY	FILE NUMBER/DATE	COLLATERAL

NONE – excepting only those permitted “Prior Liens” as set forth in that certain mortgage, dated as of even date herewith, granted by Fuel Stop 36, Inc. in favor of the Trustee.

SCHEDULE 1.1(e)

Copyrights

Pledgor:  Jalou of Larose, LLC

REGISTRATION/ APPLICATION NO.	REGISTRATION/ APPLICATION DATE	COPYRIGHTS	COUNTRY	DESCRIPTION
NONE

Pledgor:  Fuel Stop 36, Inc.

REGISTRATION/ APPLICATION NO.	REGISTRATION/ APPLICATION DATE	COPYRIGHTS	COUNTRY	DESCRIPTION
NONE

SCHEDULE 1.1(f)

Licenses

Pledgor:  Jalou of Larose, LLC

NAME OF AGREEMENT	PARTIES	DATE OF AGREEMENT
NONE(1)

Pledgor:  Fuel Stop 36, Inc.

NAME OF AGREEMENT	PARTIES	DATE OF AGREEMENT
NONE

(1)                                  Each of the New Pledgor’s operations are dependent upon the issuance of various licenses from the State and Parish in which they are located, including, but not limited to, gaming licenses, liquor licenses, health permits, etc.

SCHEDULE 1.1(g)

Patents

Pledgor:  Jalou of Larose, LLC

Registrations:

REGISTRATION NUMBER	REGISTRATION DATE	COUNTRY	DESCRIPTION
NONE

Applications:

APPLICATIONS NUMBER	APPLICATION DATE	COUNTRY	DESCRIPTION
NONE

Pledgor:  Fuel Stop 36, Inc.

Registrations:

REGISTRATION NUMBER	REGISTRATION DATE	COUNTRY	DESCRIPTION
NONE

Applications:

APPLICATIONS NUMBER	APPLICATION DATE	COUNTRY	DESCRIPTION
NONE

SCHEDULE 1.1(h)

Trademarks

Pledgor:  Jalou of Larose, LLC

Registrations:

REGISTRATION NUMBER	REGISTRATION DATE	COUNTRY	DESCRIPTION
NONE

Applications:

APPLICATION NUMBER	APPLICATION DATE	COUNTRY	DESCRIPTION
NONE

Pledgor:  Fuel Stop 36, Inc.

Registrations:

REGISTRATION NUMBER	REGISTRATION DATE	COUNTRY	DESCRIPTION
NONE

Applications:

APPLICATION NUMBER	APPLICATION DATE	COUNTRY	DESCRIPTION
NONE

SCHEDULE 3.4(a)

Instruments and Tangible Chattel Paper

Pledgor: Jalou of Larose, LLC:	NONE

Pledgor: Fuel Stop 36, Inc.:	NONE

SCHEDULE 3.4(b)

Initial Deposit Accounts

Pledgor:  Jalou of Larose, LLC

Account Holder	Bank	Account Number
Jalou of Larose, LLC	Hibernia National Bank	2080895472
Jalou of Larose, LLC	Hibernia National Bank	2080895464
Jalou of Larose, LLC	Hibernia National Bank	8693400012
Jalou of Larose, LLC	Hibernia National Bank	2080895510
Jalou of Larose, LLC	Hibernia National Bank	8616200012

Pledgor: Fuel Stop 36, Inc.

Account Holder	Bank	Account Number
Fuel Stop 36, Inc.	Hibernia National Bank	2080895499
Fuel Stop 36, Inc.	Hibernia National Bank	0882311473
Fuel Stop 36, Inc.	Hibernia National Bank	8616200051
Fuel Stop 36, Inc.	Hibernia National Bank	8693400011
Fuel Stop 36, Inc.	Hibernia National Bank	8616200011

SCHEDULE 3.4(c)

Initial Securities Accounts and Commodity Accounts

Pledgor: Jalou of Larose, LLC:	NONE

Pledgor: Fuel Stop 36, Inc.:	NONE

SCHEDULE 3.4(f)

Commercial Tort Claims

Pledgor: Jalou of Larose, LLC:	NONE

Pledgor: Fuel Stop 36, Inc.	NONE

SCHEDULE 4.13

Required Consents

Pledgor: Jalou of Larose, LLC:	NONE – except appropriate notification of the execution of this Agreement must be provided to the Louisiana State Police.

Pledgor: Fuel Stop 36, Inc.:	NONE – except appropriate notification of the execution of this Agreement must be provided to the Louisiana State Police.

SCHEDULE 6.3

Violations or Proceedings

Pledgor: Jalou of Larose, LLC:	NONE

Pledgor: Fuel Stop 36, Inc.:	NONE